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Exhibit 99.8

CONSENT OF HENTSCHEL & COMPANY, LLC

        We hereby consent to the use in Amendment No. 1 to the Registration Statement of Select Income REIT on Form S-4 (the "Registration Statement") and in the Joint Proxy Statement/Prospectus of Select Income REIT and Cole Corporate Income Trust which is part of the Registration Statement, of our opinion dated August 30, 2014 appearing as Annex J to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the headings "Summary — Opinions of CCIT's Financial Advisors — Hentschel & Company, LLC," "The Merger — Background of the Merger and the Related Transactions," "The Merger — Recommendation of the CCIT Board of Directors and its Reasons for the Merger and the Related Transactions," and "The Merger — Opinions of CCIT's Financial Advisors — Hentschel & Company, LLC." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ HENTSCHEL & COMPANY, LLC
HENTSCHEL & COMPANY, LLC New York, New York

November 24, 2014

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  Exhibit 99.8
CONSENT OF HENTSCHEL & COMPANY, LLC